SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT  (Agreement) is entered into on this 10th day of July 2002, by and between:

Prime Equipment Inc., a Nevada corporation (herein called PRIME) whose corporate office is Suite 200 8275 South Eastern Avenue, Las Vegas, NV 89123, U.S.A.

and

Netmagic Investments Limited (herein called NETMAGIC) whose registered office is TrustNet Chambers, Lotemau Center, Apia, Somoa.

PRIME and NETMAGIC are also collectively called the Parties.

RECITALS:

A)           PRIME is in the process of applying to become a fully reporting US company trading on the NASDAQ OTCBB. The authorized share capital of Prime consists of fifty million (50,000,000) common shares and twenty four million (24,000,000) preferred shares.  Prime currently has four million forty nine thousand (4,046,000) common shares issued and outstanding

B)            NETMAGIC owns 100% of IP Teleservices Inc., a British Columbia company (herein called IPT) whose office is at 105 539 Main Street, Vancouver, BC, Canada V6A2V1.

C)        IPT specializes in the integration of Voice over Internet Protocol (VoIP) technology and have been establishing their own points of presences (POP) and VoIP gateways throughout major cities in China and North America, enabling the latest in telecommunications technology and a cost effective global VoIP network for voice and data applications. NETMAGIC is a company developing Application Software for the telecommunications industry; it has developed a software based Prepaid/Postpaid calling card platform with Call Back capability suitable for VoIP applications in a switch less environment ( hereinafter called the Platform).

D)        PRIME wishes to acquire NETMAGIC's proprietary software Platform and its operating company IPT, and NETMAGIC wishes to sell it's software Platform, including its subsidiary IPT to PRIME.

NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

1.1                           1 ) SHARE EXCHANGE

1.1    NETMAGIC agrees to transfer to Prime 100% of  IPT's issued and outstanding shares, and the ownership of it's software Platform, in exchange for which Prime agrees to issue to NETMAGIC five million (5,000,000) common shares and to its referral agent  POLINVEST Ltd. , five hundred thousand (500,000) preferred shares of PRIME , at Closing.

1.2     The Prime Shares will be restricted from trading in accordance with Rule 144 of the United States Securities and Exchange Commission ("SEC").

      1.3      Closing shall take place in Seattle, Washington on or before July 31st, 2002 (the "Closing")
       at  the offices of to Parsons Law Firm, located 500 108th Ave. NE, Suite 1710, Bellevue, WA   98004.

      At Closing NETMAGIC will deliver IPT's minute book and share certificates evidencing all Shares,

together with the necessary stock powers duly endorsed for transfer, and also the source code of the software Platform certified by the Director of NETMAGIC or its authorized representative, the transfer of ownership of the software Platform to Prime.

At Closing PRIME will deliver the Prime Shares issued in the names of the shareholders of  NETMAGIC as per attached shareholders list in Appendix B

2.      PRIME Warranties and Representations

       2.1             PRIME hereby warrants and represents as follows:

2.1.1     PRIME has and will have on the Closing Date, full and lawful power and authority to enter into and to carry out the terms and conditions of this Agreement.

2.1.1          PRIME has full and lawful power and authority to transfer and deliver the Prime Shares to NETMAGIC pursuant to the terms of this Agreement and upon Closing NETMAGIC shall be the rightful title owner of fully paid and non-assessable Prime Shares.

2.1.2     Neither this Agreement nor any schedule or document attached hereto or presented to NETMAGIC by PRIME in connection with this Agreement or the share exchange, contain any materially misleading statement, or omit any material fact of statement necessary to make the other statements or facts therein set forth not materially misleading.

2.1.3     As of Closing, PRIME shall have authorized for issuance fifty million (50,000,000) shares of voting Common Stock,,of which a total of four million and forty nine thousand (4,046,000) validly issued, fully paid and non-assessable shares will be issued and outstanding.  PRIME also has twenty four million (24,000,000) shares of Preferred Stock authorized and held in treasury.  To the best of PRIME's knowledge, all such issued and outstanding shares were issued pursuant to a valid registration statement under the Act or pursuant to valid exemptions therefrom.  No other voting or equity securities are authorized or issued and no other securities convertible into voting or equity stock are authorized or issued.

2.1.4     To the best of the PRIME's knowledge, it has complied with all reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and that all such filings do not contain and have not contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, false or misleading.

2.1.5     To the best of the PRIME's knowledge, it has never been subject to any SEC administrative proceedings, enforcement actions or sanctions and there is not such proceeding or enforcement investigation pending or threatened.

2.1.6 Except as specifically set forth in its Financial Statements:

a)          PRIME does not owe any money, securities, or property to any affiliate of PRIME, as defined under the Securities Act of 1933.

b)          PRIME does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in its audited financial statements.

2.1.7     PRIME does not currently have, nor will it have on the Closing Date any pension plan, profit sharing plan, or stock purchase plan for any of its employees or certain options to proposed executive officers.

2.1.8     Except as otherwise set forth in this Agreement, there have not been since the date of the latest Financial Statement delivered by PRIME any changes of the following nature:

a)         Any significant labor disputes or any material adverse change in PRIME's properties, business supply of raw materials, or markets for its products, including, but not limited to, damage or destruction of property by fire or other casual, whether or not covered by insurance, or any material adverse change in the financial condition or results of operations of PRIME taken as a whole.

b)         Any change in the authorized, issued, or outstanding capital stock of PRIME; any granting of any stock option or right to purchase shares of capital stock or any issuance of any security convertible into shares of capital stock of PRIME; any purchase, redemption, retirement, or other acquisition of any shares of capital stock by NETMAGIC; or any agreement to do any of the foregoing; or any declaration, setting aside; or payment of any dividend or other distribution in respect of the capital stock of PRIME.

c)         Any sale or lease of the PRIME's property or assets, other than inventory sold in the ordinary course of business, any mortgage or pledge of any properties or assets of PRIME, any borrowing incurred, assumed or guaranteed by PRIME other than in the ordinary course of business.

d)         Any employment contract, bonus, stock option, profit sharing, pension, retirement, incentive or similar arrangement or plan instituted, agreed to, or amended.

2.1.9     Neither this Agreement nor any schedule or document attached hereto or presented to NETMAGIC by PRIME in connection with this Agreement or the share exchange, contain any materially misleading statement, or omit any material fact of statement necessary to make the other statements or facts therein set forth not materially misleading.

3.                  NETMAGIC Warranties and Representations

3.1            NETMAGIC hereby warrants and represents as follows:

3.1.1     NETMAGIC understands that the exchanged PRIME Shares have not been registered under the Act and may not be sold, assigned or otherwise transferred without registration unless such sale, assignment or transfer involves a transaction not requiring registration under the Act.

3.1.2     NETMAGIC has not relied upon any business representations of PRIME regarding the acquisition of the shares of PRIME and has been advised to seek independent legal representation and is in no way entitled to rely on any representations or opinions of Parsons Law Firm or any other agent of PRIME, and NETMAGIC together with their advisors have the requisite knowledge and experience to understand the risks involved in the transactions contemplated herein.

3.1.3     IPT is duly organized, validly existing and in good standing.  IPT has all requisite power and authority to own or lease all of their respective properties and/or assets and to conduct its businesses in the manner and in the places where such properties and/or assets are now owned or leased or such business is now conducted.

3.1.4     NETMAGIC has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations hereunder.  Neither the execution nor delivery of this Agreement nor the consummation or performance of this Agreement will contravene, conflict with, constitute default or result in a violation of: (i) any provisions of the Articles of Incorporation or Bylaws of any the NETMAGIC; or (ii) any external restraint, ruling, agreement, law, judgment, contract, agreement, plan or order relating to the NETMAGIC, which contravention, conflict, violation or default would materially and adversely effect the business.  NETMAGIC have obtained and executed all corporate resolutions and documents necessary and required for it to enter into the transactions contemplated by this Agreement.

3.1.5     Within the times and in the manner prescribed by law, NETMAGIC and its subsidiaries have filed all income or other tax returns and reports required to be filed with all governmental agencies and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on the IPT or any of their respective subsidiaries.  NETMAGIC have not been advised, nor are they aware, that any taxing authorities auditing or is considering an audit of any operations or tax returns.

3.1.6     To the best of its knowledge after diligent inquiry:

a)          There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened or affecting  IPT.

b)          There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened or affecting any of the officers or directors therewith that arise out of their operation in IPT.

c)          IPT is not in material violation of law, ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, services or securities.

d)          There is no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by NETMAGIC after reasonable inquiry, requested of any court or governmental agency which might result in an adverse change in the business, property or assets, or in the condition, financial or otherwise, of IPT or which might adversely affect the transactions contemplated by this Agreement.

e)          Neither IPT nor its subsidiaries have ever been subject to any bankruptcy or other insolvency proceedings.

3.1.7     IPT and its subsidiaries own no assets and has not incurred liabilities except as disclosed in the Financial Statements and in this Agreement.

3.1.8     NETMAGIC has delivered or will deliver to PRIME IPT's year end financial statements ("Financial Statements") as of December 31, 2001, plus interim financial statements as of the date of Closing (the Interim Statements') when available.

3.1.9     The Financial Statements and Interim Statements are true and correct in all material respects and present fairly the financial position of IPT as of the dates thereof and the results of operations and changes in financial position for the respective periods covered by such statements; and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with  past practices.

3.1.10     IPT does not have any indebtedness, liability, claim or obligation of any nature, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise of any kind or nature whatsoever, except as shown dollar for dollar on the Balance Sheet or incurred in the ordinary course of business on commercially reasonable terms subsequent to the Interim Date.

3.1.11     The Financial Statements reflect as of the dates shown thereon substantially all of its material items of income and expense, and all of its assets, liabilities, liens and accruals required to be reflected therein.

3.1.12     Except as disclosed in the Financial Statements or this Agreement, IPT is not a party to, nor is any of their respective properties or assets subject to or otherwise bound by, any:

(a)           Contract with any present or former stockholder, director, officer or employee, agent or consultant;

(b)           Lease or similar agreement regarding any real property or personal property;

(c)           Any contract for the future purchase or sale of commodities, materials, inventory, ingredients, supplies, products, merchandise, services or equipment;

(d)           Guarantees or indemnities, direct or indirect, current or contingent, of the obligations of customers of IPT or any other person or entity;

(e)           Any real estate mortgage, loan or credit agreement with any lender, any indenture, pledge, conditional sale or title retention agreement, equipment obligation or lease, or lease purchase agreement;

(f)           Any agreement restricting the freedom of  IPT or of its respective employees, to compete in any line of business, in any geographic area or with any person or entity; or

(g)           Any other material contracts affecting IPT.

3.1.13     To the best of its knowledge after reasonable inquiry, there has been no breach or default of any provisions of any contract, commitment, lease or other agreement by IPT, or, any other party thereto, and nothing has occurred which, with lapse of time or the giving of notice or both, would constitute a breach or default by NETMAGIC.

3.1.14     Prior to Closing, PRIME will be furnished with true and complete copies of all scheduled contracts and commitments.

3.1.15     NETMAGIC is aware that PRIME is subject to SEC reporting requirements.

3.1.16     Appendix "A" attached to this Agreement is a complete list of all hardware assets of IPT, including approximate market value, as of the date shown therein and the software component of the Platform from NETMAGIC.

4.    Expenses

4.1        Each of the Parties shall bear and pay the costs and expenses they have allocated prior to the execution of the Agreement, and that they shall bear and pay the costs incurred by them or on their behalf in connection with the consummation of this Agreement, including, without limiting the generality of the foregoing, fees and expenses of financial consultants, accountants and counsel and the cost of any documentary stamps, sales and excise taxes which may be imposed upon or be payable in respect to the transaction.

 5.  Conditions Precedent to Closing

5.1     The obligations of the Parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

5.1.1     That each of the Representations and Warranties of the Parties contained herein shall be true and correct at the time of Closing as if such Representations and Warranties were made at such time.

5.1.2     That the Parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

5.1.3                   That the Parties shall be satisfied with the results of their due diligence and review of the other Parties' books and records as set forth herein.

6.  Validity of this Agreement

6.1        By Closing, all corporate and other proceedings required to be taken by NETMAGIC and PRIME in order to enter into and to carry out this Agreement shall have been duly and properly taken.  Upon execution, this Agreement shall constitute the valid, binding and enforceable obligations of the Parties and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Parties, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights.

7.  Termination

7.1        This Agreement may be terminated at any time before Closing by:

7.1.1  The mutual agreement of the Parties;

7.1.2  Any party if:

a)   Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

b)   Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

c)   The conditions precedent to Closing are not satisfied.

7.2        Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

8.             Miscellaneous Provisions

8.1        This Agreement is the entire agreement between the Parties in respect of the subject matter hereof, and no other agreements exist, written or oral, nor may this Agreement be modified except in writing and executed by all of the Parties hereto.  The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

8.2        The validity, interpretation, and performance of this Agreement shall be governed by the laws of the state of Nevada, without regard to any conflict of laws.  Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Nevada.  The Parties exclude any and all statutes, laws and treaties that would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

8.3        All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail to the Parties at the following addresses:

Netmagic Investment Limited

C/o IP Teleservices Inc.,

105 539 Main Street

Vancouver, BC, Canada V6A2V1

PRIME Equipment, Inc.

Suite 200 8275 South Eastern Avenue,

Las Vegas, NV 89123, U.S.A

8.4     This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Prime Equipment Inc.                                            Netmagic Investments Limited

/s/ Perry Guglielmi                                                /s/ John Thorpe

Perry Guglielmi -  Director                         John Thorpe - Director

/s/ Giovanni Iachelli                                /s/ J.....

Witness                        Witness

Appendix  A

                                  Hardware and Software Inventory as at February 28th, 2002

Hardware Inventory	Market Value in USD
QUINTUM - VoIP Hardware
High Density Gateway
Carrier Multipath 8E1 Beijing Gateway	$ 90,000
Carrier Multipath 8T1 YVR Gateway	$ 80,000
Carrier Multipath 4T1 Japan Gateway	$ 40,000
Carrier Multipath 4T1 Calling Card Gateway	$ 40,000
T1 Digital Tenor Gateway
1. TENOR32-000648	$ 11,000
2. TENOR32-00012D	$ 11,000
3. TENOR32-000353	$ 11,000
4. TENOR32-000649	$ 11,000

CISCO - Call Manager Hardware and Routers
Media Convergence Server 7825 s/n 6J14JHQ2B035	$ 9,060
2 x Routers 7206 - Jitong Phase 1	$ 54,950
2 x T1/E1 CSU - Jitong Phase 1	$ 36,424
6 x Routers 2610 - Jitong Phase 1	$ 18,792
12 x Memory upgrades - Jitong Phase 1	$ 24,492
6 x 2 port RJ48 Multiplex trunks - Jitong Phase 1	$ 28,260
2 x Routers 2610 - Jitong Trial Phase	$ 6,264
4 x Memory upgrades - Jitong Trial Phase	$ 8,164
2 x 1 port RJ48 Multiplex trunks - Jitong Trial Phase	$ 5,652
2 x Router 3640	$ 20,410
4 x Memory upgrades - Jitong Trial Phase	$ 8,478
2 x 10/100 E Network Module - Jitong Trial Phase	$ 10,048
2 x 2 port RJ48 Multiplex trunks - Jitong Trial Phase	$ 9,420
ICI Computer Systems
Rackmount Application Server	$ 1,400
Rackmount IVR Server	$ 1,686
Rackmount Firewall Server	$ 1,686
Rackmount Database Server	$ 2,113
Rackmount Raid Server for IPT Japan	$ 1,400
Toshiba Notebook	$ 1,500
Misc. Networking hardwares
3 x 8 Port 10/100MB Switch DSS-8+	$ 270
6" RJ45 ethernet cables and Power bars	$ 100

TOTAL HARDWARE	$ 544,569

Software Inventory		Market Value in USD
Software Platform
1	IVR Platform (unlimited port multi-system license)	$ 250,000

2	PIN Database Module (unlimited connection multi-system license)	$ 100,000
3	CDR Database Module (unlimited connection multi-system license)	$ 100,000
4	Franchise Databae Module (unlimited connection multi-system license)	$ 100,000
5	Reseller Database Module (unlimited connection multi-system license)	$ 75,000
6	Agents Databae Module (unlimited connection multi-system license)	$ 75,000

7	PIN Management Module (unlimited seats license)	$ 150,000
8	Accounting Reporting and Analysis Module (unlimited seats license)	$ 150,000
9	CDR Reporting and Analysis Module (unlimited seats license)	$ 150,000
10	Franchise Reporting and Analysis Module (unlimited seats license)	$ 150,000
11	Reseller Reporting and Analysis Module (unlimited seats license)	$ 90,000
12	Agents Reporting and Analysis Module (unlimited seats license)	$ 90,000

Research and Development Cost
Cisco/ Quintum gateway interoperability Open VoIP network and gateway management tool VoIP software application platform/ operating system		$ 600,000
CISCO
13	Cisco Call Manager 3.0.(8) (one site license)	$ 7,542

	TOTAL SOFTWARE	$ 2,087,542